Exhibit 99.1
Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial statements are derived from our historical combined financial statements and give effect to the sale of substantially all the assets of ApothecaryRx. The unaudited pro forma condensed combined balance sheet as of June 30, 2010 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 were prepared as if the sale had occurred on first day of the periods presented and removes the unaudited historical consolidated statements of operations for ApothecaryRx from the historical audited and unaudited consolidated statements of operations for the Company.
The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only to show the effect of the removal of ApothecaryRx from the Company on a historical basis. These financial statements do not purport to be indicative of the financial position or operations that would have actually occurred had the sale of ApothecaryRx been completed at those dates, nor do they project expected results of operations or financial position for any future period or date.
The unaudited pro forma condensed combined financial statements do not reflect any adjustments for projected non-recurring costs associated with the sale of ApothecaryRx and does not incorporate any incremental cash or other assets or liabilities arising from the sale transaction. The final result of this transaction will be the discontinuation of this segment of the Company’s business.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2010

		Pro Forma
	Graymark	Adjustments	Pro Forma

ASSETS

Cash and cash equivalents	$1,285,574	$2,090,832	$3,376,406
Accounts receivable, net	10,615,365	(7,136,634)	3,478,731
Inventories	8,674,472	(8,090,372)	584,100
Other current assets	1,658,607	(602,401	1,056,206

Total current assets	22,234,018	(14,353,948)	7,880,070

Fixed assets, net	5,775,551	(897,316)	4,878,235
Intangible assets, net	12,375,659	(6,617,965)	5,757,694
Goodwill	33,606,032	(13,089,138)	20,516,894
Other assets	435,563	—	435,563

Total assets	$74,426,823	$(34,342,994)	$40,083,829

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$5,302,542	$(4,532,295)	$770,247
Accrued liabilities	4,351,082	(2,932,213)	1,418,869
Intercompany	—	—	—
Short-term debt	20,130	—	20,130
Current portion of long-term debt	1,658,864	(1,259,235)	399,629

Total current liabilities	11,332,618	(8,723,743)	2,608,875

Long-term debt net of current portion	45,269,551	(23,135,687)	22,133,864

Total liabilities	56,602,169	(31,859,430)	24,742,739

Shareholders’ Equity:
Common stock $0.0001 par value, 500,000,000 shares authorized	2,898	—	2,898
Paid-in capital	29,435,189	(1,000)	29,434,189
Accumulated deficit	(11,647,227)	(2,482,564)	(14,129,791)

Total Graymark Healthcare shareholders’ equity	17,790,860	(2,483,564)	15,307,296

Non-controlling Interest	33,794	—	33,794

Total equity	17,824,654	(2,483,564)	15,307,296

Total liabilities and shareholders’ equity	$74,426,823	$(34,342,994)	$40,083,829

Common shares issued and outstanding	28,997,997	—	28,997,997

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2010

		Pro Forma
	Graymark	Adjustments	Pro Forma

Revenues	$55,859,152	$(43,836,051)	$12,023,101

Costs and expenses:
Cost of sales and services	36,926,923	(33,374,773)	3,552,150
Selling, general and administrative	18,089,286	(8,694,414)	9,394,872
Depreciation and amortization	1,216,061	(519,537)	696,524

	56,232,270	(42,588,724)	13,643,546

Net other (expense)	(1,192,852)	622,166	(570,686)

Income from continuing operations, before taxes	(1,565,970)	(625,161)	(2,191,131)
Benefit (provision) for income taxes	(37,589)	—	(37,589)

Income from continuing operations, net of taxes	(1,603,559)	(625,161)	(2,228,720)
Discontinued operations, net of taxes	4,576	—	4,576

Net income	(1,598,983)	(625,161)	(2,224,144)
Less: Net income (loss) attributable to noncontrolling interest	(34,727)	—	(34,727)

Net income (loss) attributable to Graymark Healthcare	$(1,564,256)	$(625,161)	$(2,189,417)

Net income per share of common stock:
Basic and diluted	$(0.05)	$(0.03)	$(0.08)

Weighted average number of common shares outstanding:
Basic and diluted	28,997,997	—	29,997,997

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2009

		Pro Forma
	Graymark	Adjustments	Pro Forma

Revenues	$107,240,840	$(89,669,301)	$17,571,539

Costs and expenses:
Cost of sales and services	73,867,128	(68,344,196)	5,522,932
Selling, general and administrative	34,246,548	(17,317,885)	16,928,663
Depreciation and amortization	2,188,479	(1,114,347)	1,074,132

	110,302,155	(86,776,428)	23,525,727

Net other (expense)	(2,287,283)	1,334,559	(952,724)

Income from continuing operations, before taxes	(5,348,598)	(1,558,314)	(6,906,912)
Benefit (provision) for income taxes	—	—	—

Income from continuing operations, net of taxes	(5,348,598)	(1,558,314)	(6,906,912)
Discontinued operations, net of taxes	6,896	—	6,896

Net income	(5,341,702)	(1,558,314)	(6,900,016)
Less: Net income (loss) attributable to noncontrolling interest	(153,806)	—	(153,806)

Net income (loss) attributable to Graymark Healthcare	$(5,187,896)	$(1,558,314)	$(6,746,210)

Net income per share of common stock:
Basic and diluted	$(0.18)	$(0.06)	$(0.24)

Weighted average number of common shares outstanding:
Basic and diluted	28,414,508	—	28,414,508

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2008

		Pro Forma
	Graymark	Adjustments	Pro Forma

Revenues	$96,621,322	$(81,329,158)	$15,292,164

Costs and expenses:
Cost of sales and services	67,803,667	(62,023,749)	5,779,918
Selling, general and administrative	23,818,864	(16,273,854)	7,545,010
Depreciation and amortization	1,571,292	(972,665)	598,627

	93,193,823	(79,270,268)	13,923,555

Net other (expense)	(2,055,063)	1,358,882	(696,181)

Income from continuing operations, before taxes	1,372,436	(700,008)	672,428
Benefit (provision) for income taxes	(136,000)	146,000	10,000

Income from continuing operations, net of taxes	1,236,436	(554,008)	682,428
Discontinued operations, net of taxes	60,932	—	60,932

Net income	1,297,368	(554,008)	743,360
Less: Net income (loss) attributable to noncontrolling interest	552,970	—	552,970

Net income (loss) attributable to Graymark Healthcare	$744,398	$(554,008)	$190,390

Net income per share of common stock:
Basic and diluted	$0.03	$(0.02)	$0.01

Weighted average number of common shares outstanding:
Basic and diluted	25,885,628	—	25,885,628

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
Note 1: BASIS FOR PRESENTATION
The pro forma condensed combined financial statements present the pro forma effects of the sale by Graymark Healthcare, Inc. (“Graymark”) of substantially all the fixed and intangible assets and inventory of ApothecaryRx, LLC (“Apothecary”) to Walgreen Co. (“Walgreens”) and the resulting discontinuation of the Apothecary segment. The transaction with Walgreens is an asset sale and will be recorded as a disposition of the assets sold. Any remaining assets and liabilities, which include accounts receivable and certain accounts payable and accrued liabilities will be included in discontinued operations.
The accompanying unaudited pro forma condensed combined financial statements are presented assuming the sale and discontinuation of the Apothecary segment occurred on the first day of the periods presented.
The historical information presented for Graymark (i) as of June 30, 2010 and the six months then ended is derived from the unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q and, (ii) December 31, 2009 and 2008 and the years then ended are derived from the audited consolidated financial statements contained in our Annual Reports on Form 10-K.
The pro forma financial information presented in the unaudited pro form condensed combined financial statements is not necessarily indicative of the financial position and results of operations that would have been achieved had the assets and liabilities of Apothecary been sold as of the first date of the periods presented. The results of operations presented in the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of future operations of Graymark following the consummation of the sale and subsequent discontinuation of the Apothecary segment.
(2) ADJUSTMENTS — SALE AND DISCONTINUED OPERATIONS OF APOTHECARY
The accompanying unaudited pro forma condensed combined financial statements have been adjusted to give effect to the sale and discontinued operations of the Apothecary segment as follows:
(a)	All asset, liability and equity amounts attributable to the Apothecary segment were adjusted out of the consolidated results of Graymark to reflect the sale and discontinuation of Apothecary.
(b)	Revenue, cost of sales, selling, general and administrative expenses and other revenue and expenses attributable to the Apothecary segment have been reduced from the consolidated results of Graymark to reflect the sale and discontinuation of the Apothecary segment as of the first day of the periods presented.
(c)	Certain expenses recorded as corporate expenses were reduced from the consolidated results of Graymark to reflect an estimate of the amounts related to the Apothecary segment. The total expense adjustment for these items is $259,019, $433,691 and $131,683 for the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 respectively.
(d)	Intercompany amounts due to Graymark from Apothecary in the amount of $2,049,392 as of June 30, 2010 was offset against cash and cash equivalents to reflect cash provided to Apothecary that would have been retained by Graymark had the sale and discontinuation of Apothecary occurred on the first day of the periods presented.

(3) ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND CERTAIN OTHER LIABILITIES
The accompanying unaudited pro forma condensed combined balance sheets have been adjusted to remove accounts receivable, accounts payable and certain other liabilities for historic presentation purposes. However Graymark is not selling and will retain the accounts receivable, accounts payable and certain other liabilities.
(4) TRANSACTION AND OTHER NON-RECURRING EXPENSES ASSOCIATED WITH THE SALE TRANSACTION
Graymark will incur certain material non-recurring costs and expense associated with the sale and discontinuation of Apothecary including broker and other advisory fees, separation costs, business wind down and inventory disposition costs, income and other tax expense and other costs and expenses of approximately $5.0 million. These costs and expenses are not included in the accompanying unaudited pro forma condensed combined financial statements.